Exhibit 13

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
and Pursuant to Rule 13a-14(b)
under the Securities Exchange Act of 1934, as amended (Exchange Act)

In connection with the Annual Report on Form 20-F of China Petroleum & Chemical Corporation (the “Company”) for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dai Houliang, as Chairman of the Board of the Company, Ma Yongsheng, as Director and President of the Company, and Wang Dehua, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Dai Houliang
	Name:	Dai Houliang
	Title:	Chairman of the Board
	Date:	April 29, 2019

By:	/s/ Ma Yongsheng
	Name:	Ma Yongsheng
	Title:	Director and President
	Date:	April 29, 2019

By:	/s/ Wang Dehua
	Name:	Wang Dehua
	Title:	Chief Financial Officer
	Date:	April 29, 2019

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed “filed” by the Company for purposes of §18 of the Exchange Act, or otherwise subject to the liability of that section.